Deloitte & Touche LLP
Two Hilton Court
PO Box 319
Parsippany, New Jersey 07054-0319
Telephone: (973) 683-7000
Facsimile: (973) 683-7459



February 11, 2000


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington,  D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Cistron Biotechnology, Inc. dated February 11, 2000.


Yours truly,

/s/Deloitte & Touche LLP
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Deloitte & Touche LLP